Exhibit 4.3

EXECUTION VERSION

LEIDOS, INC., as Issuer

LEIDOS HOLDINGS, INC., as Guarantor

and

CITIBANK, N.A., as Trustee

Dated as of October 8, 2020

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of October 8, 2020

Trust Indenture Act Section		Indenture Section
Sec.	310(a)(1)	6.09
	(a)(2)	6.09
	(b)	6.10
Sec.	312(c)	7.01
Sec.	314(a)	7.03
	(a)(4)	12.02
	(c)(1)	4.04
	(c)(2)	4.04
	(e)	4.04
Sec.	315(b)	6.01
Sec.	316(a) last sentence)	1.01 (“Outstanding”)
	(a)(1)(A)	5.01
	(a)(1)(B)	5.10, 5.09
	(b)	5.07
	(c)	7.01
Sec.	317(a)(1)	5.04
	(a)(2)	5.02
	(b)	10.04
Sec.	318(a)	11.08

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ARTICLE 12
REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 12.01. Applicability of Article	56
Section 12.02. Notice of Redemption; Partial Redemptions	56
Section 12.03. Payment of Securities Called for Redemption	58
Section 12.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption	58

ARTICLE 13
GUARANTEE

Section 13.01. Agreement to Guarantee	59
Section 13.02. Execution and Delivery of Guarantee	60
Section 13.03. Release of Guarantee	60
Section 13.04. No Recourse Against Others	61

THIS INDENTURE, dated as of October 8, 2020 between LEIDOS, INC. (the “Issuer”), LEIDOS HOLDINGS, INC. (the “Guarantor”) and CITIBANK, N.A. (the “Trustee”),

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debt securities in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof;

WHEREAS, for its lawful corporate purposes, the Guarantor has duly authorized the execution and delivery of this Indenture as guarantor of the Securities, and has done all things necessary to make the Guarantee, when the Securities are executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligation of the Guarantor as hereinafter provided;

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done; and

WHEREAS, the Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) that are required to be a part of and govern indentures qualified under the Trust Indenture Act, provided that if any provision of this Indenture modifies any Trust Indenture Act provision that may be so modified, such Trust Indenture Act provision shall be deemed to apply to this Indenture as so modified; provided further that if any provision of this Indenture excludes any Trust Indenture Act provision that may be so excluded, such Trust Indenture Act provision shall be excluded from this Indenture; and

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined; Rules of Construction. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in the Indenture that are defined in the Trust Indenture Act, or the definitions of which are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust

Indenture Act and in the Securities Act as in force at the date of the Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. Except as otherwise expressly provided or unless the context otherwise clearly requires, references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

“Agent Member” means a member of, or a participant in, the Depositary.

“Aggregate Debt” has the meaning assigned to such term in Section 4.09.

“Attributable Liens” has the meaning assigned to such term in Section 4.09.

“Authenticating Agent” means an authenticating agent with respect to any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 3.10.

“Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

“Business Day” means, with respect to any Security, a day that in the Borough of Manhattan, City of New York is not a day on which banking institutions are authorized by law or regulation to close.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“company” means a corporation or a limited liability company.

“Consolidated Net Worth” has the meaning assigned to such term in Section 4.09.

“Consolidated Subsidiary” has the meaning assigned to such term in Section 4.09.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 388 Greenwich St., New York, New York 10013 Attention: Agency & Trust – Leidos, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Default” or “default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to Securities of any series, for which the Issuer shall determine that such Securities will be issued as a Global Security, the Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Issuer pursuant to either Section 2.01 or 3.11.

“Event of Default” has the meaning assigned to such term in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Finance Lease” has the meaning assigned to such term in Section 4.09.

“GAAP” has the meaning assigned to such term in Section 4.09.

“Global Security” means, with respect to any series of Securities, a Security executed by the Issuer and delivered by the Trustee to the Depositary or pursuant to a safekeeping agreement with the Depositary, all in accordance with this Indenture, which shall be registered in global form without interest coupons in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Guarantee” means the guarantee of the Securities and the obligations of the Issuer under this Indenture by the Guarantor pursuant to this Indenture.

“Guarantor” means, unless otherwise explicitly provided herein, the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Hedging Obligations” has the meaning assigned to such term in Section 4.09.

“Holder” means the Person in whose name a Security is registered in the Register.

“Indebtedness” has the meaning assigned to such term in Section 4.09.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Resolution of the Board of Directors or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Issue Date” means the date on which the Securities are originally issued.

“Issuer” means, unless otherwise explicitly provided herein, the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” has the meaning assigned to such term in Section 3.02

“Lien” has the meaning assigned to such term in Section 4.09.

“Notice of Default” has the meaning assigned to such term in Section 5.01(c).

“Obligor” means each of the Issuer and the Guarantor, in each case excluding such entity’s Subsidiaries (other than the Issuer and the Guarantor).

“Officer” means the Chief Executive Officer, Chief Financial Officer, Treasurer, or General Counsel of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Securities cancelled by the Trustee or accepted by the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount to pay all amounts then due shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 3.07 unless and until the Trustee and the Issuer receive proof satisfactory to them that the substituted Security is held by a bona fide purchaser.

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 10756, as amended, and signed into law October 26, 2001.

“Permitted Liens” has the meaning assigned to such term in Section 4.09.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“Property” has the meaning assigned to such term in Section 4.09.

“Register” has the meaning assigned to it in Section 3.06.

“Registrar” means a Person engaged to maintain the Register.

“Resolution of the Board of Directors” means a copy of the resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Stockholders’ Equity” has the meaning assigned to such term in Section 4.09.

“Subsidiary” has the meaning assigned to such term in Section 4.09.

“Surviving Entity” has the meaning assigned to such term in Section 9.01.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“vice president” when used with respect to the Issuer, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with the Indenture) as shall be established by or pursuant to a Resolution of the Board of Directors and set forth in an Officers’ Certificate or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legends, notations or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer executing such Securities, as evidenced by such officer’s execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer executing such Securities, as evidenced by such officer’s execution of such Securities.

Section 2.02. Form of Trustee’s Certification of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within- mentioned Indenture.

Citibank, N.A., as Trustee

by:
Authorized Signatory

ARTICLE 3

THE SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series. Subject to compliance with the representations, warranties and covenants set forth herein, in the Officers’ Certificate, in any indenture supplemental hereto and in any amendment hereto or thereto, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Resolution of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.06, 3.07, 3.09 or 12.03);

(c) the date or dates on which the principal of the Securities of the series is payable;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable on such Interest Payment Dates;

(e) the right, if any, to extend the interest payment periods and the duration of such extension;

(f) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 4.02);

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(j) the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.01 or provable in bankruptcy pursuant to Section 5.02;

(k) whether the Securities are issuable under Rule 144A under the Securities Act or Regulation S under the Securities Act and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

(l) any and all other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of Securities in that series;

(m) whether the Securities are issuable as a Global Security and, in such case, the identity for the Depositary for such series;

(n) any deletion from, modification of or addition to the Events of Default or covenants provided for with respect to the Securities of the series;

(o) any provisions granting special rights to Holders when a specified event occurs;

(p) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem the Securities of the series rather than pay such additional amounts;

(q) any special tax implications of the Securities, including provisions for Original Issue Discount Securities;

(r) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(s) any guarantor or co-issuer of the Securities of the series;

(t) any special interest premium or other premium;

(u) whether the Securities are convertible or exchangeable into common stock or other equity securities of the Issuer or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

(v) the currency in which payments shall be made, if other than U.S. dollars; and

(w) if the provisions of Article 10 do not apply.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Resolution of the Board of Directors and set forth in an Officers’ Certificate, or in any indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series. Additional Securities of such series will be consolidated with, and form a single series with, Securities then Outstanding of such series.

Any additional Securities shall be established in or pursuant to a Resolution of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series the following information:

(i) the aggregate principal amount of such additional Securities to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price, the issue date and the CUSIP number, if any, of such additional Securities; and

(iii) whether such additional Securities shall be transfer restricted Securities or have any registration or exchange rights.

Section 3.02. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer, signed (or, if applicable, sent) in the name of the Issuer by any one of the following officers: chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, any vice president, secretary, controller or general counsel of the Issuer (an “Issuer Order”). The Trustee, in accordance with such written order, shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 6.01) shall be fully protected in relying upon:

(a) a certified copy of any Resolution or Resolutions of the Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause 2.04(b) below;

(b) a copy of any Resolution or Resolutions of the Board of Directors relating to such series, in each case certified by the secretary or an assistant secretary of the Issuer;

(c) an executed supplemental indenture, if any;

(d) in lieu of a supplemental indenture, an Officers’ Certificate setting forth the form and terms of the Securities as required pursuant to Section 2.01 and 3.01, respectively, and prepared in accordance with Section 11.05;

(e) an Opinion of Counsel, prepared in accordance with Section 11.05, to the effect that

(i) the form or forms and terms of such Securities have been established by or pursuant to a Resolution of the Board of Directors and set forth in an Officers’ Certificate, or by a supplemental indenture as permitted by Section 2.01 and 3.01 in conformity with the provisions of this Indenture;

(ii) such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer entitled to the benefits of this Indenture, and enforceable against the Issuer in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditor’s rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(iii) the conditions precedent in this Indenture for the issuance and authentication of the Securities have been complied with.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by a Responsible Officer shall determine that such action would expose the Trustee to personal liability or otherwise adversely affect its rights or duties hereunder.

Section 3.03. Execution of Securities. The Securities shall be signed in the name of the Issuer by any one of its chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, any vice president or general counsel. Such signature may be the manual, facsimile or electronic signature of the present or any future such officer. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such person as, at the actual date of the execution of such Security, shall be the proper officer of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 3.04. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by the Trustee by the manual or electronic signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 3.05. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any multiple of $1,000 in excess thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officer of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

The principal of and the interest on the Securities of any series, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Issuer maintained for that purpose.

Each Security shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, established as contemplated by Section 3.01.

The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 3.06. Registration, Transfer and Exchange. The Issuer may appoint one or more Registrars. The Issuer initially appoints the Trustee as Registrar. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 4.02 a register or registers (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. The Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times the Register shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 4.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 4.02, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing, together with signature guarantees for such Holder or attorney.

The Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

Neither the Issuer nor the Trustee shall be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

In addition to the transfer requirements provided in this Section 3.06, any Security or Securities will be subject to such further transfer restrictions as may be contained in an Officers’ Certificate or indenture supplemental hereto applicable to such series of Securities.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among direct or indirect participants of the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.07. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the receipt of an Issuer Order, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In case the mutilated, deleted, destroyed, or lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may pay the Security instead of issuing a substitute Security.

Every substitute Security of any series issued pursuant to the provisions of this section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 3.08. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. On written request of the Issuer at the time of such surrender, the Trustee shall deliver to the Issuer the Securities cancelled by the Trustee. The Trustee shall deliver a certificate of cancellation to the Issuer, upon request. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 3.09. Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 4.02, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.10. Authenticating Agent. So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and binding for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Issuer and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time (and upon written request by the Issuer shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuer. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 3.11. Global Securities. If the Issuer shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Issuer shall execute and the Trustee shall, in accordance with Section 3.02, authenticate and deliver, a Global Security that shall (i) represent, and be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Securities to be represented by a Global Security, (ii) be registered in the name of the Depositary or its nominee, (iii) be held by the Trustee as custodian of the Depositary and (iv) bear a legend substantially to the following effect: “Except as otherwise provided in Section 3.11 of this Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

Notwithstanding the provisions of Section 3.06, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 3.06, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Issuer or to a nominee of such successor Depositary.

Ownership of beneficial interests in a registered Global Security will be limited to Agent Members that have accounts with the Depositary or Persons that may hold interests through Agent Members. Upon the issuance of a registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the Agent Members’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the Securities will designate the accounts to be credited. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the Depositary, with respect to interests of Agent Members, and on the records of Agent Members, with respect to interests of Persons holding through Agent Members.

So long as the Depositary, or its nominee, is the registered owner of a registered Global Security, that Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by the Global Security for all purposes under this Indenture. Except as described in this Section 3.11, Agent Members will not be entitled to have the Securities represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders of the Securities under this Indenture. Accordingly, each Agent Member owning a beneficial interest in a registered Global Security must rely on the procedures of the Depositary for that registered Global Security and, if that Person is not an Agent Member, on the procedures of the Agent Member through which the Person owns its interest, to exercise any rights of a Holder under this Indenture. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Principal, premium, if any, and interest payments on Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the registered Global Security. None of the Issuer, the Trustee or any other agent of the Issuer, or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered Global Security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

If, at any time, either (i) the Depositary for a series of the Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, or (ii) an Event of Default with respect to a series of Securities has occurred and is continuing and the Depositary for such series requests the issuance in definitive registered form of any such Securities represented by a Global Security, then this Section 3.11 shall no longer be applicable to the Securities of such series and the Issuer will execute, and subject to

Section 3.06, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Issuer may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 3.11 shall no longer apply to the Securities of such series. In such event the Issuer will execute and subject to Section 3.06, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Issuer, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 3.11 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Issuer and the Trustee shall be entitled to conclusively rely on such instructions from the Depositary. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered. Neither the Trustee nor any Agent Members shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.12. CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Securities may use “CUSIP,” “ISIN” and Common Code numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” and Common Code numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN” or Common Code numbers.

ARTICLE 4

COVENANTS OF THE ISSUER AND THE GUARANTOR

Section 4.01. Payment of Principal and Interest. (a) The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. The Issuer shall pay or cause the Paying Agent to pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal on each series of Securities at the rate specified in the terms of such series of Securities to the extent lawful; it shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Unless otherwise provided in the Securities of any series, not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Securities, the Issuer will deposit with the Trustee (or paying agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any affiliate of the Issuer is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or paying agent, other than the Issuer or any affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any affiliate of the Issuer acts as paying agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) Payments in respect of the Securities represented by the Global Security are to be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Security. With respect to certificated Securities, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Issuer or an affiliate will maintain the following for each series: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be given or served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 3.01, the Issuer hereby initially designates the Corporate Trust Office of the Trustee, as the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the applicable Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, notices and demands; provided that the Trustee shall not be considered an agent of the Issuer for service of process.

Section 4.03. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

(b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable,

(c) pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause 3.03(b) above, and

(d) that it will perform all other duties of paying agent as set forth in this Indenture.

The Issuer shall, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer shall promptly notify the Trustee of any failure to take such action.

If an Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this section is subject to the provisions of Section 10.07 and 10.08.

Section 4.04. Certificate of the Issuer. The Issuer will furnish to the Trustee on or before 120 days after the end of each fiscal year (beginning with the fiscal year ended January 31, 2011) a brief certificate (which need not comply with Section 11.05) from the principal executive, financial or accounting officer or the Treasurer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture), or if there has been a default, specifying the default and its nature and status.

Section 4.05. Reports by the Issuer. The Issuer will furnish to the Trustee any document or report the Issuer is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the Commission; provided that in each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.05. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or other certificates of the Issuer delivered hereunder (such as described in Section 4.04)). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or participate in any conference calls.

Section 4.06. Limitation on Liens. (a) With respect to each series of Securities, each Obligor covenants not to create or incur any Lien on any of its Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of its Indebtedness, without effectively providing that such series of Securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(i) Liens existing as of the closing date of the offering of the applicable series of the Securities;

(ii) Liens granted after the closing date of the offering of such applicable series of Securities created in favor of the Holders of such series of Securities;

(iii) Liens securing such Obligor’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Indenture so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(iv) Permitted Liens.

(b) Notwithstanding Section 4.06(a), each Obligor may, without securing any series of Securities, create or incur Liens which would otherwise be subject to the restrictions set forth in the Section 4.06(a), if after giving effect thereto, the Guarantor’s Aggregate Debt does not exceed 15% of its Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien.

Section 4.07. Limitation on Sale and Lease-Back Transactions. (a) Each Obligor covenants not to enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(i) such transaction was entered into prior to the closing date of the offering of such series of Securities;

(ii) such transaction was for the sale and leasing back to any Obligor of any Property by one of the Issuer’s Subsidiaries;

(iii) such transaction was for the sale and leasing back to any Obligor of any Property by any domestic or foreign government agency in connection with pollution control, industrial revenue, private activity bonds or similar financing;

(iv) such transaction involves a lease for less than three years;

(v) such Obligor would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Securities pursuant to Section 4.06(a) above; or

(vi) such Obligor applies an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of the Securities or its other long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, such Obligor may deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to such Obligor.

(b) Notwithstanding Section 4.07(a), each Obligor may enter into any sale and lease-back transaction which would otherwise be subject to the restrictions set forth in Section 4.07(a) if, after giving effect thereto and at the time of determination, the Guarantor’s Aggregate Debt does not exceed 15% of its Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction.

Section 4.08. Existence. Except as permitted under Article 9, each Obligor covenants to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that such Obligor shall not be required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of business.

Section 4.09. Certain Definitions. As used in Sections 4.06, 4.07 and 4.08, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following, calculated as of the date of determination in accordance with GAAP:

(1) the aggregate amount of such Person’s Indebtedness incurred after the closing date of the offering of the Securities and secured by Liens not permitted by the first sentence under Section 4.06(a), and

(2) the aggregate amount of such Person’s Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of the offering of the Securities pursuant to Section 4.07(b).

“Attributable Liens” means, in connection with a sale and lease-back transaction, the lesser of:

(1) the fair market value of the assets subject to such transaction (as determined in good faith by the Board of Directors); and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities of each series issued under this Indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Consolidated Net Worth” means, as of any date of determination and with respect to any Person, the Stockholders’ Equity of such Person and its Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Finance Lease” means any Indebtedness represented by a lease obligation that is required to be recorded as a finance lease in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4) other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, (a) all indebtedness in respect of borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement agreements with respect thereto), (d) the Indebtedness of any other Persons to the extent guaranteed by such Person and (e) all obligations of such Person to pay the deferred and unpaid purchase price of any Property (including pursuant to Finance Leases), but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business; but only, for each of clause (a) through (e), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person prepared in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet). Notwithstanding the foregoing, in no event shall the term “Indebtedness” be deemed to include letters of credit that secure performance, bonds that secure performance, surety bonds or similar instruments that are issued in the ordinary course of business.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(1) Liens on any of the assets of an Obligor, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2) (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by an Obligor of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(4) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect from fluctuations in interest rates, currencies, equities or the price of commodities;

(5) Liens in favor of an Obligor;

(6) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which an Obligor is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 162/3% of the annual fixed rentals payable under such lease;

(7) Liens securing the performance of statutory obligations or bids, surety, appeal or customs bonds, standby letters of credit, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of the business of an Obligor;

(8) Liens securing Indebtedness owing by an Obligor to one or more of its Subsidiaries (provided that, upon either (a) the transfer or other disposition of any Indebtedness secured by such Lien to a Person other than another Subsidiary or (b) the issuance, sale, lease, transfer or other disposition of more than a majority of the capital stock of or any other ownership interest in such Subsidiary to which such secured Indebtedness is owed to a Person other than an Obligor or another Subsidiary, such Lien will no longer qualify as a “Permitted Lien” pursuant to this clause (8));

(9) Liens arising in the ordinary course of business in favor of a customer;

(10) Liens associated with a sale or discount of the accounts receivable of an Obligor, provided that such Lien (a) does not involve the creation of a Lien or negative pledge on any accounts receivable not so sold or discounted and (b) does not involve in the aggregate the sale or discount of accounts receivable having a book value exceeding $100,000,000;

(11) Liens arising in connection with synthetic leases which do not exceed $250,000,000 in the aggregate at any one time;

(12) Liens securing industrial revenue bonds, pollution control bonds or other similar tax exempt bonds; and

(13) Liens associated with a sale and lease-back transaction permitted to be entered into under paragraphs (i) though (iv) and (vi) of Section 4.07.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to the Issuer prepared in accordance with GAAP.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

ARTICLE 5

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 5.01. Event of Default; Acceleration of Maturity; Waiver of Default. An “Event of Default” with respect to Securities of any series means the occurrence of one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default by any Obligor in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days or more;

(b) default by any Obligor in the payment of the principal, or premium, if any, or sinking fund installment, if any, on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(c) default by any Obligor in the performance, or breach, of any covenant or warranty of an Obligor in respect of the Securities of such series (other than defaults pursuant to paragraphs (a) and (b) above), and continuance of such default or breach for a period of 90 days or more after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of all of the Outstanding Securities of such series , a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) the Guarantee shall not be (or is claimed by the Guarantor not to be) in full force and effect;

(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Obligor or any material Subsidiary of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such party or for any substantial part of such party’s Property or ordering the winding up or liquidation of such party’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(f) any Obligor or any material Subsidiary of the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such party or for any substantial part of such party’s Property, or make any general assignment for the benefit of creditors; or

(g) any other Event of Default provided in the Officers’ Certificate, supplemental indenture or Resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series.

If an Event of Default described in clauses 4.01(a), 4.01(b), 4.01(c), 4.01(d) or 4.01(g) above (if the Event of Default under clause 4.01(c) is with respect to less than all series of Securities then Outstanding) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee may by notice to the Issuer or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series affected (voting together as a single class) may by notice in writing to the Issuer (and to the Trustee if given by Holders), shall declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all of the Outstanding Securities of such series affected, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clauses 4.01(e) or 4.01(f) above occurs and is continuing, then the entire principal amount of the Outstanding Securities of the applicable series will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, the Holders of a majority in aggregate principal amount of the Outstanding Securities of the applicable series affected by written notice to the Issuer and to the Trustee may on behalf of the Holders of all of the Securities of such series waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii) the rescission would not conflict with any judgment or decree.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 5.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall occur in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall occur in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise—then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of all of the Securities of all series affected the whole amount that then shall have become due and payable on all of the Securities of all series affected for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the Holders, whether or not the principal of and interest on the Securities of such series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the Property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its Property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or Property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or Property of the Issuer or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 5.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (including its agents and counsel) and any predecessor Trustee pursuant to Section 6.06;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 5.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantor and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantor, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 5.06. Limitations on Suits by Holder. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided; (ii) the Holders of not less than 25% in aggregate principal amount of all of the Outstanding Securities of the applicable series shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder; (iii) such Holder or Holders shall have offered to the Trustee such security or indemnity as it may reasonably require against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; and (v) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of all of the Outstanding Securities of all series affected. It is understood and intended, and expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.07. Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.09. Control by Holders. Subject to the provisions of Section 6.04(d), the Holders of a majority in aggregate principal amount of all of the Outstanding Securities of all series affected (voting together as a single class) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of each such series by this Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture. Subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 5.10. Waiver of Past Defaults. Except as otherwise provided in Sections 5.01, 5.07 and 8.02, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any applicable series may, by notice to the Trustee, on behalf of the Holders of all Securities of each such series waive an existing default and its consequences with respect to such series. Upon such waiver, the default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 5.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Holders of all of the Securities of all series affected, as the names and addresses of such Holders appear on the Register, notice by mail of all Events of Default known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 45 days after the Trustee obtains actual knowledge thereof, unless such Events of Default shall have been cured before the giving of such notice; provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of such series.

Section 5.12. Right of Court to Require Filing of Undertaking to Pay Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Security on the respective due dates.

ARTICLE 6

CONCERNING THE TRUSTEE

Section 6.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) In case an Event of Default of which a Responsible Officer shall have actual knowledge or shall have received written notice from the Issuer or any Holder of Securities of any series has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that (i) this subsection shall not be construed to limit the effect of Section 6.01(b), (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts, (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of all of the Outstanding Securities of all series affected, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such Securities. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.02. Moneys Held by Trustee. Subject to the provisions of Section 10.08 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be liable for interest on any money received by it hereunder except such as it may agree with the Issuer in writing to pay thereon.

Section 6.03. Reports by the Trustee to Holders. Within 60 days after each February 15, beginning with February 15, 2022, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(e), a brief report dated as of such February 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Securities are listed and with the Commission if, and to the extent, required by Trust Indenture Act Section 313(d).

The Trustee shall comply with Section 313(b) and 313(e) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Issuer, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission.

Section 6.04. Certain Rights of the Trustee.

(a) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper, electronic communication or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed by the Trustee with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity as it may reasonably require against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable in its individual capacity for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 5.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f) The Trustee may consult with counsel, and any advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) The Trustee shall not be liable in its individual capacity for an error in judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(i) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(j) The Trustee shall have no duty to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such re-recording or re-filing or re-depositing thereof.

(k) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice from the Issuer or any Holder of the Securities or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default.

(l) In no event shall the Trustee be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n) The Trustee may request from time to time that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(o) In no event shall the Trustee be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(p) The Trustee may request that the Company and any Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred under this Indenture.

(r) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future holders of Securities and upon Securities executed and delivered in exchange thereof or in place thereof.

Section 6.05. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 6.06. Compensation and Indemnification of Trustee and Its Prior Claim. (a) The Issuer and the Guarantor agree, jointly and severally, to pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantor agree, jointly and severally, to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence or bad faith. The Issuer and the Guarantor also covenant to indemnify the Trustee, its directors, officers, employees and agents and each predecessor Trustee, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability or expense (including reasonable and documented attorneys’ fees and expenses) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties hereunder and under the Securities, including without limitation the costs and expenses of enforcing this section, the costs and expenses of defending itself against or investigating any claim of liability in the premises and the costs and expenses of defending itself against any claim or liability (whether asserted by the Issuer, the Guarantor, a Holder or any other Person) and of complying with any process served upon it or any of its officers, except to the extent such loss liability or expense is due to the negligence or bad faith of the Trustee or such predecessor Trustee. Expenses incurred by the Trustee in connection with an Event of Default specified in Section 5.01 (including the reasonable charges and expenses of its counsel) and the Trustee’s compensation for any services rendered in connection therewith are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(b) To secure the Issuer’s and the Guarantor’s payment obligations in this Section, the Trustee will have a lien prior to the Securities on all money or Property held or collected by the Trustee, in its capacity as Trustee, except money or Property held in trust to pay principal of, and interest on particular Securities.

The obligations of the Issuer and the Guarantor under this Section 6.06 shall survive the resignation and removal of the Trustee and payment of the Securities, and shall extend to any co- trustee or separate trustee.

Section 6.07. Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 6.01 and 6.04, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 6.09. Persons Eligible for Appointment as Trustee. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.

Section 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders of the applicable series of Securities at their last addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor Trustee with respect to the Securities of such series with the consent of the Issuer by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer the evidence provided for in Section 7.01 of the action in that regard taken by the Holders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor Trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 6.11.

(e) Any successor Trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 6.11. Acceptance of Appointment by Successor. Any successor Trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor Trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.08, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.

If a successor Trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee (upon payment of all outstanding fees and expenses) and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto prepared by and at the expense of the Issuer which (1) shall contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the Issuer shall mail notice thereof by first-class mail to the Holders of any series for which such successor Trustee is acting as trustee at their last addresses as they shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13. Preferential Collection of Claims Against the Issuer. The Trustees shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

Section 6.14. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Securities and (iii) is not responsible for any statement in the Securities other than its certificate of authentication.

ARTICLE 7

CONCERNING THE HOLDERS

Section 7.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.

If the Issuer shall solicit from the Holders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action, may be given before or after the record date, but only the Holders of the requisite proportion of Outstanding Securities of that series who have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date;

provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.04) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 7.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 6.01 and 6.04, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of any series entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 7.01 is made by the Issuer.

Section 7.03. Holders to Be Treated as Owners. Prior to the due presentment for registration of transfer of any Security, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 7.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned, or has received written notice that such Securities are so owned, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.01 and 6.04, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 7.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the applicable Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Supplemental Indentures without Consent of Holders. The Issuer, the Guarantor and the Trustee may amend this Indenture or the Securities or enter into an indenture supplemental hereto without notice to or the consent of any Holder to:

(a) cure ambiguities, mistakes, defects or inconsistencies;

(b) make any change that would provide any additional rights or benefits to the Holders of the Securities of a series;

(c) provide for or add additional guarantors with respect to the Securities of any series;

(d) secure the Securities of any series;

(e) establish the form or forms of Securities of any series;

(f) provide for uncertificated Securities of any series in addition to or in place of certificated Securities of the applicable series;

(g) evidence and provide for the acceptance of appointment by a successor Trustee;

(h) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Issuer’s obligations to the Holders of the Securities of any series, in each case in compliance with the applicable provisions of this Indenture;

(i) obtain or maintain the qualification of this Indenture under the Trust Indenture Act;

(j) conform any provision in this Indenture or the terms of the Securities of any series to the prospectus, offering memorandum, offering circular or any other document pursuant to which the Securities of such series were offered; or

(k) make any change that does not adversely affect the rights of any Holder in any material respect.

The Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such amendment or supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any Property thereunder, but the Trustee shall not be obligated to enter into any such amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any amendment or supplemental indenture authorized by the provisions of this section may be executed without notice to and without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02. Supplemental Indentures with Consent of Holders. (a) With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of all of the Outstanding Securities of the applicable series affected by such amendment or supplemental indenture, by act of said Holders delivered to the Issuer and the Trustee, the Issuer, and, if applicable, the Guarantor, when authorized by or pursuant to a Resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture which affect such series of Securities or of modifying in any manner the rights of the Holders of the Securities of such series and such Holders may waive future compliance by the Issuer with a provision of this Indenture or the Securities.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each affected Holder, an amendment, supplement or waiver may not:

(i) reduce the principal amount, or extend the fixed maturity, of the Securities, alter or waive the redemption provisions of the Securities;

(ii) impair the right of any Holder of the Securities to receive payment of principal or interest on the Securities on and after the due dates for such principal or interest;

(iii) change the currency in which principal, any premium or interest is paid;

(iv) reduce the percentage in principal amount Outstanding of

(v) Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

(vi) impair the right to institute suit for the enforcement of any payment on the Securities;

(vii) waive a payment default with respect to the Securities or any guarantor; or

(viii) reduce the interest rate or extend the time for payment of interest on the Securities.

Section 8.03. Execution of Amendments or Supplemental Indentures or Waivers. Upon the request of the Issuer, accompanied by a copy of a Resolution of the Board of Directors certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such amendment, supplemental indenture or waiver and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 7.01, the Trustee shall join with the Issuer and the Guarantor in the execution of such amendment, supplemental indenture or waiver unless such supplemental indenture or waiver affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplemental indenture or waiver.

The Trustee, subject to the provisions of Sections 6.01 and 6.04, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplemental indenture or waiver executed pursuant to this Article 8 complies with the applicable provisions of this Indenture and stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent have been satisfied.

Promptly after the execution by the Issuer, the Guarantor and the Trustee of any amendment, supplemental indenture or waiver pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first class mail to the Holders of each series affected thereby at their addresses as they shall appear on the Register of the Issuer, setting forth in general terms the substance of such amendment, supplemental indenture or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Section 8.04. Effect of Amendment, Supplemental Indenture or Waiver. Upon the execution of any amendment, supplemental indenture or waiver pursuant to the provisions hereof, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, supplemental indenture or waiver shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.05. Effect of Consent. After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Security that evidences the same debt as the Security of the consenting Holder.

Section 8.06. Notation on Securities in Respect of Amendments, Supplemental Indentures or Waivers. Securities of any series authenticated and delivered after the execution of any amendment, supplemental indenture or waiver pursuant to the provisions of this Article may bear a notation in form approved by the Issuer for such series, as to any matter provided for by such amendment, supplemental indenture or waiver or as to any action taken at any such meeting. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of this Indenture contained in any such amendment, supplemental indenture or waiver may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 8.07. Conformity with the Trust Indenture Act. Every amendment, supplemental indenture or waiver executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 9

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.01. Consolidation, Merger or Sale of Assets by an Obligor. (a) No Obligor shall consolidate or combine with or merger with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of transactions, unless:

(i) such Obligor shall be the continuing Person or, if such Obligor is not the continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is a company organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(ii) the Surviving Entity (if not the Issuer or the Guarantor, as applicable) shall expressly assume all of such Obligor’s obligations under the Securities and this Indenture, and shall, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the Trustee;

(iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default or Event of Default has occurred and is continuing; and

(iv) such Obligor or the Surviving Entity, as applicable, will have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this Section 9.01 and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

(b) The restrictions in paragraph Sections 9.01(a)(iii) shall not be applicable to:

(i) the merger or consolidation of an Obligor with an affiliate of such Obligor if the Board of Directors of the board of directors of the Guarantor determines in good faith that the purpose of such transaction is principally to change the state of incorporation of such Obligor or convert the form of organization of such Obligor to another form; or

(ii) the merger of an Obligor with or into a single direct or indirect wholly owned subsidiary of such Obligor pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of such Obligor’s state of incorporation).

Section 9.02. Successor Substituted. If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of an Obligor’s assets occurs in accordance with this Indenture, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of such Obligor under this Indenture with the same effect as if such successor Person had been named herein as such Obligor and such Obligor shall (except in the case of a lease) be discharged from all obligations and covenants under this Indenture and the Securities.

ARTICLE 10

DEFEASANCE AND DISCHARGE; UNCLAIMED MONEYS

Section 10.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 10.02 or 10.03 hereof applied to all outstanding Securities of any series and all obligations of the Guarantor with respect to the Guarantee upon compliance with the conditions set forth below in this Article 10.

Section 10.02. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 10.01 hereof of the option applicable to this Section 10.02, the Issuer and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 10.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities of such series and the related Guarantee and all Events of Default cured on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 10.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below (it being understood that such Securities shall not be deemed outstanding for accounting purposes), and to have satisfied all their other obligations under such Securities and this Indenture including that of the Guarantor (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and to have cured all then existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of the Securities of such series to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 10.06 hereof;

(b) the Issuer’s obligations with respect to the Securities of such series concerning issuing temporary Notes, registration of such Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) this Section 10.02.

Subject to compliance with this Article 10, the Issuer may exercise its option under this Section 10.02 notwithstanding the prior exercise of its option under Section 10.03 hereof.

Section 10.03. Covenant Defeasance. Upon the Issuer’s exercise under Section 10.01 hereof of the option applicable to this Section 10.03, the Issuer and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 10.04 hereof, be released from their obligations under Sections 4.04, 4.05, 9.01 and Article 13 hereof, on and after the date the conditions set forth in Section 10.04 hereof are satisfied (“Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to all outstanding Securities of such series and the related Guarantee, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities and the Guarantee shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 10.01 hereof of the option applicable to this Section 10.03 hereof, subject to the satisfaction of the conditions set forth in Section 10.04 hereof, Section 5.01(c) (solely with respect to the covenants that are released upon a Covenant Defeasance), Section 5.01(e) and Section 5.01(f) hereof shall not constitute Events of Default.

Section 10.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 10.02 or 10.03 hereof to the outstanding Securities of the relevant series:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to Securities of any series:

(a) The Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of the Securities of a series in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.06) in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the trustee in the Issuer’s name and at the Issuer’s expense, the redemption date;

(b) In the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel stating that, as a result of an U.S. Internal Revenue Service ruling or a change in applicable U.S. federal income tax law, the Holders of the Securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and the Legal Defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and the Legal Defeasance did not occur;

(c) In the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and Covenant Defeasance did not occur;

(d) No Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(e) The Legal Defeasance or the Covenant Defeasance, as applicable, will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Securities of a series were in default within the meaning of such Act;

(f) The Legal Defeasance or the Covenant Defeasance, as applicable, will not result in a breach or violation of, or constitute a default under, this Indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Issuer or the Guarantor is a party or by which it is bound;

(g) The Legal Defeasance or the Covenant Defeasance, as applicable, will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

(h) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 10.05. Satisfaction and Discharge of Indenture. The Issuer may terminate its obligations under this Indenture, together with thbe obligations of the Guarantor hereunder, with respect to a series of securities, when:

(a) either (i) all the Securities of such series issued that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.07); or (ii) all the Securities of such series issued that have not been accepted by the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or the Issuer shall have made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Issuer’s name, and at the Issuer’s expense and the Issuer have irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the series of Securities to pay principal, interest and any premium;

(b) The Issuer shall have paid or caused to be paid all other sums then due and payable under this Indenture with respect to such series; and

(c) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

If the foregoing conditions are met, the Trustee, on written demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments prepared by the Issuer acknowledging such satisfaction of and discharging this Indenture with respect to such series except as to:

(1) rights of registration of transfer and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any;

(2) substitution of mutilated, defaced, destroyed, lost or stolen Securities;

(3) rights of Holders to receive payments when due of principal thereof and interest thereon;

(4) the rights, powers, trusts, duties and immunities of the Trustee hereunder;

(5) he rights of the Holders of such series as beneficiaries hereof with respect to the Property so deposited with the Trustee payable to all or any of them; and

(6) the rights of the Issuer to be repaid any money pursuant to Sections 10.07 and 9.06.

Section 10.06. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.07, all moneys deposited with the Trustee pursuant to this Article 10 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. Such money need not be segregated from other funds except to the extent required by law.

Section 10.07. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Legal Defeasance or Covenant Defeasance with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to the Issuer or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 10.08. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Subject to applicable law, any moneys or Governmental Obligations deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01. Incorporators, Stockholders, Employees, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, including the Guarantee, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of the Issuer, the Guarantor or of any successor thereof, either directly or through the Issuer, the Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 11.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 11.03. Successors and Assigns of Issuer and the Guarantor Bound by Indenture. All the agreements of the Issuer and the Guarantor in this Indenture and the Securities shall bind their respective successors and assigns.

Section 11.04. Notices and Demands on Issuer, Guarantor, Trustee and Holders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer or the Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee by the Issuer or the Guarantor, as applicable) to Leidos, Inc., 11951 Freedom Drive, Reston, Virginia, 20190 Attention: Chief Financial Officer and a copy of such notice or demand shall be sent to the Issuer’s General Counsel at the same address. Any notice, direction, request or demand by the Issuer, the Guarantor or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the applicable Corporate Trust Office of the Trustee.

Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or sent via overnight courier, to each Holder entitled thereto, at his last address as it appears in the Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

In addition to the foregoing, the Trustee shall be entitled to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Securities, where this Indenture or any Securities provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

Section 11.05. Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 11.06. Payments Due on Saturdays, Sundays and Holidays. Except as provided pursuant to Section 2.01 pursuant to a Resolution of the Board of Directors, and as set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, if the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 11.07. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.08. New York Law to Govern. This Indenture, including the Guarantee, and each Security shall be governed by and construed in accordance with the laws of the State of New York.

Section 11.09. Counterparts. This Indenture (and each amendment, medication and waiver in respect of this Indenture) may be executed and delivered in any number of counterparts (including by facsimile or electronic transmission, including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by Issuer and reasonably available at no undue burden or expense to the Trustee), each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Indenture. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 11.10. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.11. Separability. In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 11.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.13. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 11.14. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEE OR THE TRANSACTION CONTEMPLATED HEREBY.

ARTICLE 12

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 12.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

Section 12.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 10 days and not more than 60 days prior to the date fixed for redemption to such Holders of such series at their last addresses as they shall appear upon the Register, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or a satisfaction and discharge of this Indenture. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the CUSIP, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed shall be prepared and given by the Issuer or, at the Issuer’s request made to the Trustee at least five Business Days prior to the delivery of such notice, prepared by the Issuer and given by the Trustee in the name and at the expense of the Issuer.

The Issuer shall also deliver to the Trustee, at least 30 days (10 days if the Securities to be redeemed are Global Securities and the Issuer prepares the notice of redemption) prior to the date of redemption (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the date fixed for redemption, the principal amount of Securities to be redeemed and the redemption price.

If less than all the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected by lot by the Depositary in the case of Securities represented by a Global Security, or, in the case of Securities not represented by a Global Security, the Trustee shall select, prorate, by lot or in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof.

The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

The Trustee shall have no obligation to determine or verify any calculation of the redemption price of the Securities.

Section 12.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on or before the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 12.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 15 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

ARTICLE 13

GUARANTEE

Section 13.01. Agreement to Guarantee. Subject to the provisions of this Article, the Guarantor hereby agrees as follows:

(a) To guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, jointly and severally with the Issuer and any other guarantor under this Indenture, fully and unconditionally, that:

(i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities, if any, if lawful (subject in all cases subject to any applicable grace period), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately, jointly and severally with the Issuer and any other guarantor under this Indenture.

(b) The obligations hereunder shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in the Guarantee.

(c) Subject to Section 13.03, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture, and the Guarantor accepts all obligations of a Guarantor under this Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor, any amount paid by either the Issuer or the Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and in the event of any acceleration of such obligations as provided in Article 5, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of such Guarantee.

(f) The Guarantor shall have the right to seek contribution from any other guarantor or the Issuer so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(g) The Guarantor and, by its acceptance of Securities, each Holder hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contributions from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under this Indenture, this Guarantee shall be limited to the maximum amount permissible such that the obligations of the Guarantor under this Guarantee shall not constitute a fraudulent transfer or conveyance.

(h) This Guarantee shall constitute senior indebtedness of the Guarantor, ranking equal with all unsecured and unsubordinated indebtedness of the Guarantor.

Section 13.02. Execution and Delivery of Guarantee. The execution by the Guarantor of this Indenture evidences the Guarantee, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor. Neither the Issuer nor the Guarantor shall be required to make a notation on the Securities to reflect the Guarantee or the release, termination or discharge thereof.

Section 13.03. Release of Guarantee. The Guarantor will be released of any obligations under this Guarantee, at the Issuer’s option, (i) in connection with the sale or other disposition of all of the assets or capital stock of the Guarantor, provided that such sale or disposition complies with the applicable provisions of this Indenture, including, without limitation, Article 9, or (ii) if the Securities are discharged or defeased in accordance with Article 10. The Trustee shall deliver an instrument reasonably requested of it evidencing such release upon receipt of a request by the Issuer accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to compliance with this Section 13.03.

Section 13.04. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantor shall have any liability for any obligations of the Issuer or the Guarantor under the Securities, the Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date set forth above.

LEIDOS, INC., as the Issuer

By:	/s/ James C. Reagan
Name: James C. Reagan
Title: Chief Financial Officer

LEIDOS HOLDINGS, INC., as the Guarantor

By:	/s/ James C. Reagan
Name: James C. Reagan
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

CITIBANK, N.A., as the Trustee

By:	/s/ Dragena Boskovic
Name: Dragena Boskovic
Title: Senior Trust Officer

[Signature Page to Indenture]